Exhibit (m)(2)

Exhibit A

(as of January 30, 2026)

Saba Closed-End Funds ETF

QRAFT AI-Enhanced US Large Cap ETF

QRAFT AI-Enhanced US Large Cap Momentum ETF

QRAFT AI-Powered U.S. Large Cap Core ETF

ETC Cabana Target Drawdown 10 ETF

ETC Cabana Target Leading Sector Moderate ETF

ETC Cabana Target Beta ETF

Bancreek U.S. Large Cap ETF

Bancreek International Large Cap ETF

Stratified LargeCap Index ETF

Stratified LargeCap Hedged ETF

PLUS Korea Defense Industry ETF

Long Pond Real Estate Select ETF

Bancreek Global Select ETF

ARMOR Core Risk-Managed ETF

Climate Global - Climate Resilient REIT Index ETF